                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
of Security Capital Group Incorporated:

     We consent to the use of our reports dated January 27, 2000, except as to
Note 16, which is as of February 4, 2000, with respect to the balance sheets of Archstone Communties Trust as of December 31, 1999 and 1998, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which reports appear in the December 31, 1999 annual report on Form 10-K of Security Capital Group Incorporated. Further, we consent to the incorporation by reference of the aforementioned reports into the registration statements filed by Security Capital Group Incorporated on Form S-8 No's. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537, 333-
48167, 333-38539, 333-61395, Form S-4 No. 333-61401 and Form S-3 No. 333-64979.



                                                              KPMG LLP



Chicago, Illinois
March 24, 2000